UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 6, 2016

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 North Main Street, Suite 740

Pueblo, Colorado 81003

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On October 6, 2016, GrowGeneration, Corp. (the “Company”) closed a private placement (the “Offering”) of a total of 1,000,000 units (the “Units”) of the Company’s securities pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Each Unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) one 5 year warrant (collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price of $0.70 per share. The Company raised an aggregate of $700,000 gross proceeds in the Offering.

The Company agreed to pay Cavu Securities LLC (“Cavu”) a cash fee of 7% and an equity fee of 7% in 5 year warrants on proceeds of $315,000 raised by Cavu in connection with the Offering.

Section 8 – Other Events

Item 8.01 Other Events

On October 10, 2016, the Company received the ticker symbol of “GRWG” for the trading of its common stock from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 12, 2016	GROWGENERATION CORP

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	Chief Executive Officer

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